Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(3,412,437)
Unrealized Gain (Loss) on Market Value of Futures	1,944,814
Dividend Income	3,723
Interest Income	22,391
Total Income (Loss)	$(1,441,509)

Expenses
General Partner Management Fees	$30,100
Professional Fees	11,199
Brokerage Commissions	6,126
Non-interested Directors' Fees and Expenses	374
Prepaid Insurance Expense	308
NYMEX License Fee	753
SEC & FINRA Registration Expense	3,564
Total Expenses	52,424
Expense Waiver	(14,799)
Net Expenses	$37,625
Net Income (Loss)	$(1,479,134)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/17	$65,794,228
Net Income (Loss)	(1,479,134)

Net Asset Value End of Month	$64,315,094
Net Asset Value Per Share (2,300,000 Shares)	$27.96

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612